Contacts:
Phil McDermott	Brendan Lahiff
CFO	Investor Relations
AltiGen Communications	Financial Dynamics
510-252-9712	415-439-4504
pmcdermott@altigen.com	brendan.lahiff@fd.com

ALTIGEN COMMUNICATIONS POSTS
SECOND QUARTER FISCAL 2007 RESULTS

Fremont, California - April 25, 2007 - AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of next generation IP-PBX phone systems, today reported its financial results for the second quarter of fiscal 2007, ended March 31, 2007.

Revenue for the second quarter of fiscal 2007 was $4.1 million, compared to $4.2 million a year ago and $4.4 million in the previous quarter. Net loss for the second quarter of fiscal 2007, which includes the effects of stock compensation under SFAS No. 123R, was $172,000 or $0.01 per share, compared to a net loss of $120,000 or $0.01 per share in the same period last year, and a net loss of $94,000 or $0.01 per share in the previous quarter. Stock-based compensation expenses for the second quarter of fiscal 2007 totaled $105,000, as compared to $176,000 for the same period last year.

Revenue for the first six months of fiscal 2007 was $8.5 million, compared to $8.6 million in the first six months of 2006. Net loss for the first six months of 2007 was $266,000 or $0.02 per share, compared to a net loss of $338,000 or $0.02 per share in the prior year period. Stock-based compensation expenses for the first six months of fiscal 2007 were $256,000, as compared to $436,000 for the same period last year. Within the attached financial statements, the Company has provided a reconciliation between GAAP and non-GAAP net income, which excludes the effects of stock-based compensation expenses.

ATGN	Page 2
April 25, 2007
AltiGen Reports Second Quarter Fiscal 2007 Financial Results

“We are seeing the initial results from accelerating our business strategy,” said Gilbert Hu, Chairman and CEO of AltiGen. “Despite normal seasonality in the March quarter, we made solid progress in the period and have reason to be optimistic. During the quarter, our new MAX1000 IP phone system generated significant traction and represented a large portion of our small phone system sales. This premium full-featured VoIP phone system is designed to support smaller offices, such as single or branch office locations. We believe our strategy to gain market share with those small business customers and then increase momentum in the larger size customers with remote branch offices is off to a solid beginning. We saw an increase in our small systems shipments and expect the MAX1000 to help our larger systems shipments in the second stage by greatly reducing cost of ownership in customer’s remote offices. This effort is also supported by our increase in marketing resources during the quarter. We are pleased that demand for our IP phones continues to grow steadily as well as recognition of our industry leading technology. Recently, our IP 705 phone was awarded 2006 Product of the Year by INTERNET TELEPHONY magazine, the second consecutive year AltiGen has won this award for its IP phones.

Most importantly, however, is the continued execution on our growth strategy for 2007. While we saw encouraging progress during the second quarter, the recent addition of Jeremiah Fleming as President and COO is another milestone in our overall strategy. Jeremiah comes to AltiGen with over a decade of telecommunications experience, with a proven track record of driving continuous growth. It is our intention to tactically deploy our assets to build upon our momentum in the smaller systems market and drive growth in the overall Small-Medium sized Business (SMB) market. We believe the second half of 2007 will show accelerating growth and position us to reach our long-term revenue and earnings goals. We remain steadfast in our commitment to achieve our fiscal 2007 revenue targets,” concluded Mr. Hu.

ATGN	Page 3
April 25, 2007
AltiGen Reports Second Quarter Fiscal 2007 Financial Results

Phil McDermott, AltiGen’s CFO said, “We expect to continue investing in our marketing campaign and expanding our sales footprint throughout 2007. However, we are carefully managing our operational expenses to remain financially strong and positioned for long-term growth. As of the end of the quarter, our cash and short-term investments balance was over $9.8 million, with no long-term debt.”

Earnings Conference Call

AltiGen will conduct a conference call with investment professionals at 2:00 PM Pacific Time (5:00 PM Eastern Time) today, April 25, 2007 to discuss AltiGen’s results of operations for the first quarter. Dial (800) 909-5202 to listen in to the call. A live Webcast will be made available at www.altigen.com and will also be archived for 90 days at this URL following the call.

About AltiGen Communications

AltiGen Communications, Inc. (Nasdaq: ATGN) is a leading manufacturer of VoIP telephony solutions. AltiGen designs, manufactures and markets advanced, IP-PBX telephone systems and IP call centers that leverage both the Internet and the public telephone network. These products enable an array of applications that take advantage of the convergence of voice and data communications to achieve superior business results.  AltiGen Communications products are available from independent authorized resellers and strategic partners. AltiGen's AltiServ™ family of telephony solutions has been recognized for excellence with more than 40 industry awards since 1996.   Focused on the small to mid sized and multi-site businesses, AltiGen customers benefit from integrated solutions that protect their existing investments, while providing new ways to be more competitive, productive and to save money.

For more information, call 1-888-ALTIGEN or visit the Website at www.altigen.com .

Safe Harbor Statement

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), AltiGen's earnings release contains non-GAAP financial measures that exclude the effects of share-based compensation and the requirements of SFAS No. 123R (“123R”). The non-GAAP financial measures used by management and disclosed by AltiGen exclude the income statement effects of all forms of stock-based compensation and the effects of 123R. The non-GAAP financial measures disclosed by AltiGen should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by AltiGen may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

ATGN	Page 4
April 25, 2007
AltiGen Reports Second Quarter Fiscal 2007 Financial Results

Because management calculates net income without taking into account the effects of the new requirements under 123R, this financial measure is treated as a “non-GAAP financial measure” under Securities and Exchange Commission rules. Management uses this non-GAAP financial measure for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate AltiGen's results on a consolidated basis compared to those of other companies.

AltiGen discloses this information to the public to enable investors who wish to more easily assess AltiGen's performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among peer companies.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems and call center solutions in the SMB market, our continued success stemming from the introduction of the MAX 1000 VoIP phone system to the below 20 segment market, the ability to accelerate our growth in the mid-market, our ability to enhance our customer experience with the goal of capturing multi-site deployments, and be able to remain financially strong. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to AltiGen's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to AltiGen as of the date hereof and AltiGen assumes no obligation to update these forward-looking statements.

(Tables Follow)

ATGN	Page 5
April 25, 2007
AltiGen Reports Second Quarter Fiscal 2007 Financial Results

AltiGen Communications, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	March 31		March 31
	FY 2007	FY 2006	FY 2007	FY 2006
Net Revenues	$4,145	$4,174	$8,517	$8,577
Gross profit	2,241	2,239	4,602	4,624

Research and development	825	895	1,642	1,922
Selling, general & administrative	1,699	1,526	3,450	3,175

Operating loss	(283)	(182)	(490)	(473)

Interest and other income,net	114	71	231	144

Net loss before tax	(169)	(111)	(259)	(329)

Provision for income tax	3	9	7	9

Net loss after tax	$(172)	$(120)	$(266)	$(338)

Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Weighted average shares outstanding	15,163	14,937	15,146	14,889

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME/(LOSS) (unaudited)

	Second Quarter Ended		Six Months Ended
	March 31		March 31
	FY 2007	FY 2006	FY 2007	FY 2006
GAAP net loss	$(172)	$(120)	$(266)	$(338)
Adjustment:
Stock-based compensation	105	176	256	436
Non-GAAP net income/(loss)	$(67)	$56	$(10)	$98

Non-GAAP net income/(loss) per share - basic	$(0.00)	$0.00	$(0.00)	$0.01
Non-GAAP net income/(loss) per share - diluted	$(0.00)	$0.00	$(0.00)	$0.01

Weighted average shares outstanding
Basic	15,163	14,937	15,146	14,889
Diluted	15,734	15,577	15,717	15,567

Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2007	September 30, 2006

Cash and cash equivalents	$6,813	$5,053
Short-term investments	3,010	4,869
Accounts receivable, net	1,582	2,230
Inventories	1,950	1,382
Other current assets	204	123
Net property and equipment	590	681
Other long-term assets	303	306
Total Assets	$14,452	$14,644

Current liabilities	$2,381	$2,630
Long-term deferred rent	135	177
Stockholders' equity	11,936	11,837

Total Liabilities and Stockholders' Equity	$14,452	$14,644